                                                                   EXHIBIT 12(a)

                     UNITED RENTALS (NORTH AMERICA), INC.

           STATEMENT OF COMPUTATION OF SUPPLEMENTAL PRO FORMA RATIO
                         OF EARNINGS TO FIXED CHARGES


                                      Supplemental Pro Forma
                               ---------------------------------
                                  Year             Nine Months
                                  Ended                Ended
                               December 31,        September 30,
                               ------------        -------------
                                 1997                 1998
                                 ----                 ----
                                           (dollars in thousands)
Earnings:
  Income before
   provision for income
   taxes and extraordinary
   items................       $ 89,234             $ 63,216
  Interest expense......         80,021               60,344
  Amortization of debt
   issuance cost........            124                  684
  Interest portion of
   rent expense(2)......         12,078               13,784
                               --------             --------
    Earnings as
     adjusted...........       $181,457             $138,028
                               ========             ========
Fixed charges:
  Interest expense......       $ 80,021             $ 60,344
  Amortization of debt
   issuance cost........            124                  684
  Interest portion of
   rent expense(2)......         12,078               13,784
                               --------             --------
    Fixed charges.......       $ 92,223             $ 74,812
                               ========             ========
Ratio of earnings to
 fixed charges..........            2.0x                 1.8x

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(1) The supplemental pro forma ratio of earnings to fixed charges gives effect to each acquisition completed by the Company after the beginning of the period and the financing thereof as if all such transactions had occurred at the beginning of the period.

(2) The interest portion of rent expense is estimated to be one-third of rent expense.